EXHIBIT 1.2

                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

                 PPLUS FLOATING RATE CALLABLE TRUST CERTIFICATES
                            PPLUS TRUST SERIES GSC-2

                                 TERMS AGREEMENT
                                 -------------

                                                                   July 13, 2004


Merrill Lynch Depositor, Inc.
4 World Financial Center
North Tower, 7th Floor
New York, New York 10080
Attention:  Brian Barrett


Ladies and Gentlemen:

                  We understand that Merrill Lynch Depositor, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 1,400,000 PPLUS Floating Rate Callable Trust Certificates PPLUS Trust Series GSC-2 (the "Trust Certificates") at a $25 Stated Amount per Certificate.

                  Reference is made to the purchase agreement dated February 9, 1998 (the "Standard Purchase Agreement") between you and the undersigned. Subject to the terms and conditions set forth below and subject to the terms of the Standard Purchase Agreement which terms are incorporated by reference herein, we offer to purchase the principal amount of the Trust Certificates at the purchase price set forth below.

                  The Certificates shall have the following terms:

Title:                              PPLUS Floating Rate Callable Trust
                                    Certificates PPLUS Trust Series GSC-2

Ratings:                            "A-" from Standard & Poor's

Amount:                             1,400,000 Trust Certificates

Trust Certificate Denominations:    Stated amount of $25.00 and integral
                                    multiples thereof

Currency of payment:                U.S. dollars


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Distribution rate or formula:       Initial distribution rate shall be 3.00% per
                                    annum. Thereafter, the interest distribution amount rate will be calculated according to three-month USD LIBOR plus 0.85%, but in no event shall the interest distribution amount rate be less 3.00% or greater than 8.00%.
                                    The interest distribution amount rate will be reset quarterly on each distribution reset date and will be payable on each distribution date.

Cut-off Date:                       July 16, 2004

Distribution payment dates:         February 15, May 15, August 15 and November
                                    15, commencing August 15, 2004.

Regular record dates:               As long as the Underlying Securities are
                                    represented by one or more global
                                    certificated securities, the record day will be the close of business on the Business Day prior to the relevant distribution payment dates, unless a different record date is established for the Underlying Securities.
                                    If the Underlying Securities are no longer represented by one or more global certificated securities, the distribution payment date will be at least one Business
                                    Day prior to the relevant distribution
                                    payment dates.

Stated maturity date:               February 15, 2034

Sinking fund requirements:          None

Conversion provisions:              None

Listing requirements:               Listed on the New York Stock Exchange

Black-out provisions:               None

Fixed or Variable Price Offering:   Variable Price Offering

Trust Certificate Purchase Price:   $25.00 per Trust Certificate

Form: Book-entry Trust Certificates with The Depository Trust Company, except in certain limited circumstances.


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Closing date and location:          July 16, 2004, Shearman & Sterling LLP, 599
                                    Lexington Avenue, New York, NY


                                       3

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                  Please accept this offer no later than 10:00 A.M. (New York
City time) on July 13, 2004 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                          Very truly yours,

                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                              INCORPORATED



                                          By: /s/  Michael F. Connor
                                              -----------------------------
                                                  Authorized Signatory








Accepted:

MERRILL LYNCH DEPOSITOR, INC.



By: /s/ Brian Barrett
   -----------------------------
    Name:  Brian Barrett
    Title: President



                        [TERMS AGREEMENT SIGNATURE PAGE]